UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 23, 2021
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

333-254724	83-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section
13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2021, Semrush Inc., a wholly-owned subsidiary of Semrush Holdings, Inc., (the "Company") and BP Prucenter Acquisition LLC (the "Landlord") entered into a First Amendment to Lease (the "Amendment"), which amends certain provisions of that certain Lease by and between the Company and the Landlord dated as of November 19, 2018, as amended (the "Lease") pertaining to the Company's lease, as lessee, of 7,234 of rentable square feet of office space (the "Existing Premises") on the 24th floor of the building located at 800 Boylston Street, Boston, Massachusetts (the "Building"). The Amendment provides for, among other things, the Company to lease an additional 9,233 rentable square feet of office space in the Building (the "Expansion Premises"), for a total of 16,467 rentable square feet, and a right of first offer to lease additional space on the 24th floor of the Building, as and when such space becomes available for leasing after the initial lease up and subject to certain other conditions.

Pursuant to the Amendment, the term of the Lease is extended for the period commencing January 1, 2022 and expiring on the date which is sixty-two (62) months from the date which is earlier to occur of (i) the later of (x) January 1, 2022 or (y) the date on which the Expansion Premises are substantially complete or (ii) the date on which the Company commences beneficial use of any portion of the Expansion Premises (the "Expansion Premises Commencement Date"), plus the partial month, if any, immediately following the Expansion Premises Commencement Date. The Company has an option to further extend the term of the Lease for an additional five (5) year period (the "Second Extension Term"), subject to certain conditions, including the absence of an event of default as of the commencement of the Second Extension Term.

The initial rental rate for the Existing Premises from March 1, 2022 (the "Rent Commencement Date") to February 28, 2023 is $77.00 per rentable square foot per year with an increase of 2.0% per rentable square foot per year on each anniversary of the Rent Commencement Date thereafter during the term of the Lease, with a two-month period of free rent from January 1, 2022 to the Rent Commencement Date. The initial rental rate for the Expansions Premises is $77.00 per rentable square foot per year commencing on the date that is sixty (60) days from the Expansion Premises Commencement Date with an increase of 2.0% per rentable square foot per year on each anniversary of the Rent Commencement Date thereafter during the term of the Lease; the rent for the Expansion Premises for the first sixty (60) days from the Expansion Premises Commencement Date is free.

The Company will pay its pro rata share of all taxes and operating costs incurred by the Landlord for the Building, subject to certain exclusions.

The foregoing is a brief description of certain of the terms of the Lease as amended by the Amendment, does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is included as Exhibit 10.01 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.01	First Amendment to Lease

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: June 24, 2021	By:	/s/ Sharon Levine
Sharon Levine
Senior Vice President and General Counsel